UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2017

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163

1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150

1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

In connection with the announcement reported below, PPL Corporation has reaffirmed its previously announced 2017 earnings forecast of $2.05 to $2.25 per share, with a midpoint of $2.15 per share, and projected compound annual earnings per share growth rate of 5% to 6% from 2017 through 2020.

Section 8 - Other Events

Item 8.01 Other Events

On April 19, 2017, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU" and, together with LG&E, the "Companies") issued a press release announcing that they have entered into an agreement with the majority of the intervenors in their proceedings commenced in November 2016 before the Kentucky Public Service Commission ("KPSC") regarding increases in base electricity rates at LG&E and KU and base gas rates at LG&E.

The proposed agreement provides for increases in the annual revenue requirements associated with LG&E and KU base electricity rates of $59.4 million and $54.9 million, respectively, and with LG&E base gas rates of $7.5 million. The proposal includes an authorized 9.75% return on equity in such base rate calculations. As part of the proposed agreement, the Companies will agree to withdraw their current request for a Certificate of Public Convenience and Necessity ("CPCN") regarding full deployment of advanced meters, but continue to request a CPCN for substation automation and continue to propose certain gas line replacement projects.

A hearing on the agreement, and any remaining issues in the proceedings, is scheduled for May 9, 2017. The agreement is subject to KPSC review and action. Subject to such steps, the changed rates may become effective on July 1, 2017.

The proceedings are designated as KPSC Case No. 2016-00370 for KU and Case No. 2016-00371 for LG&E.

The Companies cannot predict the outcome of these proceedings.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits

	99.1 -	Press Release dated April 19, 2017 of Louisville Gas and Electric Company and Kentucky Utilities Company.

Statements in this report regarding future events and their timing, including the Companies' requested rate increases, future rates, rate mechanisms or returns on equity, as well as statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws.  Although the Companies believe that the expectations and assumptions reflected in these forward-

looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity; political, regulatory or economic conditions in states and regions where the Companies conduct business; and the progress of actual construction, purchase or installation of assets or operations subject to tracker mechanisms.  Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's, LG&E and KU Energy LLC's and the Companies' Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

LG&E AND KU ENERGY LLC

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

KENTUCKY UTILITIES COMPANY

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

Dated:  April 19, 2017